CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

REPAIR SERVICES AND SUPPORT AGREEMENT
THIS REPAIR SERVICES AND SUPPORT AGREEMENT (this "Agreement"), is entered this April 27, 2015 (the "Agreement Date"), between ACF Industries, LLC, a limited liability company organized under the laws of Delaware ("Manufacturer"), and American Railcar Industries, Inc., a corporation incorporated under the laws of North Dakota ("ARI"). ARI and Manufacturer are collectively referred to herein as "Parties", in singular or plural usage, as required by context.
WHEREAS, responsible United States federal regulatory agencies have mandated changes in and additions to the structures and features of existing railcars which are in operation and which are to be produced;
WHEREAS, Manufacturer’s primary business activity has been the manufacture of railcars for sale, Manufacturer has had limited ability to provide repair or retrofit services for many types of railcars to third-parties;
WHEREAS, Manufacturer seeks to increase its ability to provide both repair and retrofit services for different types of railcars;
WHEREAS, ARI’s primary business activities are the manufacture and sale of railcars, the provision of repair and retrofit services for many types of railcars, and the lease of its own railcars;
WHEREAS, the Parties desire to enter into an arrangement pursuant to which Manufacturer shall only provide, market or sell any repair and retrofit services for railcars (“Repair Services”) pursuant to any sales opportunity to the extent that ARI assigns such opportunity to Manufacturer, subject to the terms and conditions contained herein; and
WHEREAS, Manufacturer and ARI wish to enter into an arrangement pursuant to which ARI will provide Manufacturer, subject to license for certain intellectual property, with ARI’s designs and engineering applications and proprietary production processes as well as Billing Report Card (“BRC”) information, certain sales and administrative and technical services, and materials purchasing support, all of which as is necessary to enable Manufacturer to expand its repair and retrofit services and provide Repair Services at its plant located in Milton, Pennsylvania (“the Plant”).
NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1. Definitions. Unless context otherwise requires, capitalized terms shall have the meaning set forth in the attached APPENDIX 1.
2. Repair Services; Right of Repair Contract Assignment; Pricing.
(a) Repair Opportunities. Subject to obtaining the prior approval of Manufacturer’s customer to do so, Manufacturer shall disclose to ARI all opportunities to provide Repair Services,

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

including, at ARI’s request, all communications and other materials related thereto. Manufacturer shall not undertake or perform any Repair Services for any customer without first (i) disclosing the opportunity to ARI to provide such Repair Services for any such customer and (ii) receiving a proposal for an assignment of a Repair Contract (as defined below) related to such customer from ARI. ARI shall have the sole and exclusive right to negotiate, provide, and accept or reject any Repair Services opportunity, and shall have the right to assign or not assign any accepted, rejected or other Repair Services opportunity to Manufacturer (each a “Repair Contract”) and Manufacturer shall have the right (but not the obligation) to assume each Repair Contract assigned to it by ARI in accordance with the terms of such Repair Contract and once so assumed, shall have the obligation to perform thereunder. In connection with any proposed assignment of a Repair Contract by ARI to Manufacturer that Manufacturer is willing to assume, in lieu of such assignment, ARI may require that the applicable customer contract directly with Manufacturer for the Repair Services that would have otherwise been assigned. All Repair Services provided pursuant to a Repair Contract shall be subject to the computation and payment of Fees hereunder. Manufacturer shall provide Repair Services in accordance with the Repair Services Specifications and shall not provide, market or sell any Repair Services (or similar services) except pursuant to a Repair Contract. Notwithstanding the foregoing, (i) Manufacturer shall not be obligated to present to ARI, and ARI shall not have any exclusive right to negotiate or accept any sales opportunity related to Repair Services presented to Manufacturer by American Railcar Leasing LLC (“ARL”) with respect to any railcars owned (directly or through its subsidiaries) by ARL (such railcars, “ARL Cars”), and nothing contained herein is intended to restrict Manufacturer from directly negotiating and contracting with ARL with respect to Repair Contracts for ARL Cars, and (ii) ARI will be entitled to the Fee provided in Section 3(g)(1)(i) for any Repair Contracts performed by Manufacturer with respect to ARL Cars.
(b) Pricing. Without ARI’s approval, Manufacturer’s sale price for any Repair Services shall not be less than the price that ARI (or any of its subsidiaries) is offering for the same or substantially similar railcar repair and retrofit services.
3. Services.
(a) Designs, Engineering, and Purchasing Support. ARI shall provide Manufacturer with designs, engineering, Billing Report Card (BRC) preparation (which, for avoidance of doubt, excludes actual billing or invoicing of ACF customers) and purchasing support necessary for Manufacturer to provide Repair Services, including, but not limited to, (1) sourcing all of the materials and components (other than shop-level materials such as welding wire) (the “Materials”) and (2) calculating material escalation costs and surcharges to be passed on to the customer. Notwithstanding the foregoing, in the event that any Materials are scarce, limited, or in short supply, ARI shall under no circumstances be required to give Manufacturer any priority over ARI’s good faith requirements with respect to such Materials in connection with business activities by ARI and its subsidiaries; [***]. With respect to design and engineering services provided by ARI to Manufacturer hereunder, Manufacturer permits ARI to submit required paperwork to Manufacturer’s customers, AAR and appropriate governmental bodies on behalf of, and in the name of, Manufacturer.
(b) Accounting and Invoicing. Manufacturer shall perform all the accounting and invoicing functions under this Agreement utilizing Manufacturer’s staff and computer systems.
(c) Working Capital. Manufacturer shall provide all working capital for inventory, accounts receivable, operations and capital expenditures with respect to the provision and sale of

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Repair Services.
(d) Purchasing Support for Materials Supplied by Third Parties. Certain materials to be used by Manufacturer in the provision of Repair Services shall be ordered from third parties by ARI on behalf of Manufacturer. The purchase orders for such materials shall reflect that (i) Manufacturer is the purchaser and shall be responsible for the payment of the third party supplier’s invoice (including freight and all related charges), (ii) such materials shall be shipped to, and maintained in inventory at the Plant, and (iii) title and risk of loss shall pass to Manufacturer at the time of delivery FOB seller’s facility. Manufacturer shall insure such Materials against all risk of loss or damage due to fire, with extended coverage over such other risks as are customarily insured against. Any and all discounts, rebates, and price reductions applicable to such materials which result from ARI’s arrangements with its suppliers shall accrue solely to ARI. ARI shall not be liable for the shortage or unavailability of such materials or for any accumulated excess amounts of such materials in Manufacturer’s inventory. Moreover, ARI shall under no circumstances be required to favor Manufacturer’s requirements for Materials over ARI’s good faith requirements for Materials in connection with business activities by ARI and its subsidiaries; [***].
(e) Materials Supplied by ARI. The Materials that are supplied directly to Manufacturer by ARI will be purchased by Manufacturer from ARI at fair market value, which will be consistent with ARI intra-company party pricing. Manufacturer agrees to pay for Materials supplied by ARI upon receipt of an invoice relating to such Materials. The Materials that Manufacturer may purchase from ARI may include fabricated parts available from ARI. Manufacturer shall inventory and store at the Plant such Materials pending provision of Repair Services and shall use good faith efforts (taking into consideration any failure by ARI to supply Materials in the event Materials are scarce, limited or in short supply) to maintain an inventory of such Materials that is sufficient to provide Repair Services in accordance with the Repair Services Specifications and customers' requirements; provided, however, that ARI shall under no circumstances be required to favor Manufacturer’s requirements over ARI’s good faith requirements in connection with business activities by ARI and its subsidiaries, [***]. Title and risk of loss of such Materials shall pass to Manufacturer FOB ARI’s facility. Manufacturer shall pay all freight costs and related charges, and insure such Materials against all risks of loss or damage due to fire, with extended coverage over such other risks as are customarily insured against. Manufacturer shall not have the right to pledge, mortgage, grant security interests in or otherwise encumber any of such Materials.
(f) [Intentionally Omitted].
(g) Fees. Manufacturer shall pay a fee (the “Fee”) to ARI for the services provided by ARI to Manufacturer pursuant to this Agreement and the License granted under Section 4 as follows:
(1) (i) with respect to any railcars owned (directly or through its subsidiaries) by American Railcar Leasing LLC, 20% of Profits (as defined in Section 3(g)(2) below), and (ii) with respect to any other railcars, 30% of Profits (as defined below).
(2) Profits is defined as aggregate revenue from the sale of Repair Services less aggregate cost of sales of Repair Services as indicated on Exhibit A attached hereto. For clarification, none of the following shall be included in the “Overhead at Standard” (as set forth on Exhibit A) or reduce Profits: pensions, retiree medical costs, costs related to environmental Proceedings, costs related to labor Proceedings and costs related to any labor strike, stoppage or slowdown, or depreciation.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(3) Manufacturer shall pay to ARI the Fees based on estimated Profits within seven (7) business days of the receipt of customer’s payment to Manufacturer. Profits will be subject to joint review and agreement of the Parties. With each payment of Fees, Manufacturer will provide a detailed calculation of the estimated Profits.
(4) The final Profit will be calculated on a monthly basis. Any necessary adjustment to previously paid Fees resulting from the difference between estimated Profits calculated pursuant to this Section 3(g) and final Profits shall be paid from Manufacturer or ARI to the other (as applicable) within twenty (20) days after the end of the month in which work orders are closed.
    4.     License etc.
(a) License of Intellectual Property.
(1) ARI hereby grants for the Term hereof a personal, nonexclusive, non-assignable license to Manufacturer of certain of ARI's intellectual property, including, but not limited to, the designs, specifications, concepts, processes, trade secrets, and know-how for the Repair Services, including any improvements thereto developed during the term hereof by ARI (the “Licensed Intellectual Property”), solely as necessary for Manufacturer to provide at the Plant and sell the Repair Services hereunder during the Term hereof (the “License”).
(2) Manufacturer covenants and agrees that it will, at any time upon request, execute and deliver any and all documents requested by ARI to evidence ARI’s title and ownership in and to such Licensed Intellectual Property, including any improvements thereto used or developed by Manufacturer and/or any of its employees, officers, or agents, and take any and all other steps, that may be necessary or desirable to perfect the title to such intellectual property in ARI, its successors and assigns.
(3) During the Term, Manufacturer shall not, without ARI’s approval, provide, distribute, market or sell any railcar repair or retrofit services other than Repair Services, or any other products or services utilizing any of the Licensed Intellectual Property; provided, however, that, so long as Manufacturer does not use the Licensed Intellectual Property in doing so, Manufacturer shall be entitled to provide, distribute, market and sell products or services that are not Repair Services and are not produced or provided by ARI as of or prior to the Agreement Date.
(4) ARI reserves any and all rights, title, interest, benefits, and opportunities not expressly granted to Manufacturer under this Agreement.
(5) Manufacturer shall not make any unlicensed use of, file any application for registration, letters patent, or approval of, or claim any proprietary right in or to any of the Licensed Intellectual Property or derivations or adaptations thereof, and Manufacturer shall not in any way disclose to any third party any ideas, engineering drawings, concepts, designs, processes, trade secrets, or other intellectual property of ARI similar thereto.
(6) Manufacturer acknowledges ARI's title to and ARI’s rights in the Licensed Intellectual Property and shall not do or permit to be done any act or thing which will in any

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

way impair the rights of ARI in and to the Licensed Intellectual Property or the validity and/or enforceability thereof. During the Term, Manufacturer shall not acquire any title or right in or to the Licensed Intellectual Property or in any derivation, adaptation, or variation thereof by reason of the License granted to Manufacturer or through Manufacturer's use of the Licensed Intellectual Property. During the Term and thereafter, Manufacturer shall not in any way attack the validity of, or disclose to a third party, or claim any title or any other proprietary right in or to the Licensed Intellectual Property, or in any derivation, adaptation, or variation thereof by reason of the License granted to Manufacturer or through Manufacturer's use of the Licensed Intellectual Property, the Parties intending and agreeing that, with the exception of the monies to be made on the sale by Manufacturer of Repair Services to third party customers hereunder, all use of the Licensed Intellectual Property by Manufacturer shall inure to the benefit of ARI.
(7) Manufacturer recognizes the value of the goodwill associated with the Licensed Intellectual Property and acknowledges that the Licensed Intellectual Property, and all rights therein and the goodwill pertaining thereto, belong exclusively to ARI. Manufacturer will not do anything that it knows or should know will in any way damage or reflect adversely upon ARI or the Licensed Intellectual Property.
(8) If Manufacturer learns of any infringement of the Licensed Intellectual Property or of the existence or use of any design or other concept similar to the Licensed Intellectual Property, then Manufacturer shall promptly notify ARI. ARI shall determine, in its sole discretion and (subject to Manufacturer’s indemnification obligations hereunder) at its sole cost, what legal proceedings or other action, if any, shall be taken, by whom, how such proceedings or other action shall be conducted and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted shall be for the sole benefit and (subject to Manufacturer’s indemnification obligations hereunder) at the sole cost of ARI.
(9) Upon ARI’s reasonable request, Manufacturer shall cooperate with ARI in the prosecution of any application that ARI may desire to file or in the conduct of any litigation relating to the Licensed Intellectual Property; provided, however, that such prosecution of any application or litigation shall (subject to Manufacturer’s indemnification obligations hereunder) be at the sole cost of ARI. Manufacturer shall execute any additional documents reasonably proposed by ARI, and do or have done all things as may be reasonably requested by ARI to vest and/or confirm the sole and exclusive ownership of all right, title and interest, in and to the Licensed Intellectual Property in favor of ARI, and its successors and assigns, subject to the License granted hereunder.
(b) Material Costs. For the purposes of calculating Profits, the cost of Materials shall be the actual cost paid by Manufacturer to its suppliers, including ARI.
(c) Cost and Loss Sharing. If no Profits are generated as contemplated by this Agreement, any losses or costs incurred by Manufacturer in the provision and sale of Repair Services shall be Manufacturer’s sole responsibility and shall not be shared with ARI.
(d) [Intentionally deleted.]
(e) Audit Rights. Each of the Parties shall have the right to audit the calculation of

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Profits, including costs that are part of that calculation and the price at which Repair Services are sold by Manufacturer, at all reasonable times by appointment during regular business hours.
(f) Product Warranty. Manufacturer shall provide purchasers of Repair Services with a warranty that is identical to the warranty provided by ARI for similar services as of the date such services are being contracted for as long as ARI informs Manufacturer of any such warranty. Manufacturer shall be solely responsible for any warranty claims related to the Repair Services and Manufacturer shall, at its cost and expense, indemnify and defend ARI for any such claims.
(g) Terms and Conditions. The offer and sale of Repair Services by Manufacturer will be subject to terms and conditions that are identical to ARI’s Terms & Conditions as of the date such services are being contracted for as long as ARI informs Manufacturer of any such terms and conditions.
5. Representations and Warranties of Manufacturer. Manufacturer hereby makes the following representations and warranties to ARI, each of which shall be true as of the Agreement Date and throughout the Term of this Agreement:
(a) Authorization to Conduct Business. Manufacturer is duly authorized to transact business in the manner contemplated by this Agreement.
(b) Adherence to Laws. Manufacturer has and will adhere to all Applicable Laws relating to Manufacturer's performance of its obligations under this Agreement (including all applicable environmental, health, safety and labor laws and regulations).
(c) Authority. Manufacturer has full power and authority to enter into and perform (1) this Agreement and (2) all documents and instruments to be executed by Manufacturer pursuant to this Agreement. This Agreement has been duly executed and delivered by Manufacturer and is enforceable in accordance with its terms.
(d) Permit. Manufacturer has obtained, or prior to the time it commences production of the Products will have obtained, any Permits required in connection with the production and sale to customers of Repair Services, and will furnish copies or other evidence satisfactory to customer of all such approvals upon the request of customer.
(e) Litigation. There is no pending litigation or outstanding Court Orders of any Governmental Authority that would materially impact or affect this Agreement or Manufacturer's execution or performance hereof. There are no outstanding Court Orders of any Governmental Authority against or involving Manufacturer, or Proceedings pending or threatened against or involving Manufacturer, which are reasonably likely to materially adversely affect Manufacturer's rights to provide and sell Repair Services.
(f) AAR. Manufacturer shall maintain all appropriate certifications required by AAR for certified tank railcar repair facilities and for the services to be performed by Manufacturer. Manufacturer is and will be in good standing with the AAR. Manufacturer shall provide evidence of its AAR certifications required hereunder to ARI upon its request.
(g) Limitations. Except for the specific representations and warranties expressly made by Manufacturer in this Agreement, Manufacturer makes no other warranty or representation, express or

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implied, at law or in equity, in respect of Repair Services, including, without limitation, whether there will be any Profits hereunder.
6. Representations and Warranties of ARI. ARI hereby makes the following representations and warranties to Manufacturer, each of which shall be true as of the Agreement Date and throughout the Term of this Agreement:
(a) Authorization to Conduct Business. ARI is duly authorized to transact business in the manner contemplated by this Agreement.
(b) Authority. ARI has full power and authority to enter into and perform (1) this Agreement and (2) all documents and instruments to be executed by ARI pursuant to this Agreement. This Agreement has been approved by the ARI board of directors and duly executed and delivered by ARI and is enforceable in accordance with its terms.
(c) Permit. No Permit is required for the execution and delivery by ARI of this Agreement and the consummation by ARI of the transactions contemplated by this Agreement.
(d) Intellectual Property. ARI has the power to grant the License as contemplated by this Agreement.
(e) Adherence to Laws. ARI has and will adhere to all Applicable Laws relating to ARI’s performance of its obligations under this Agreement.
(f) Litigation. There is no pending litigation or outstanding Court Orders of any Governmental Authority that would materially impact or affect this Agreement or ARI’s execution or performance thereof.
(g) Materials. ARI performance of its obligations under this Agreement does not breach or otherwise violate any agreement between ARI and those third parties supplying Materials.
(h) Limitations. Except for the specific representations and warranties expressly made by ARI in this Section 6, ARI makes no other warranty or representation, express or implied, at law or in equity, in respect of the Licensed Intellectual Property, the License, or Repair Services, including, without limitation, whether there will be any Profits hereunder.
7. Other Covenants of Manufacturer. Manufacturer hereby covenants as follows:
(a) Access and Audit Rights. Manufacturer shall provide access to representatives of ARI, at all reasonable times by appointment during regular business hours, to the Plant and, regardless of where located, to all written records and documents with respect to, without limitation, (1) the provision, sale and inspection of Repair Services, (2) the costs of providing Repair Services and performing Manufacturer's other obligations hereunder, (3) customer revenue, and (4) the pricing and volume for Repair Services. This Section 7(a) is subject in all respects to Section 8 of this Agreement.
(b) Quality Assurance. Prior to release of any railcar with respect to which Repair Services were performed from the Plant, all Repair Services to be supplied to customers shall conform to

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Manufacturer's warranties contained herein and the Repair Services Specifications. Manufacturer shall keep records of any test results with respect to Repair Services and other records of Repair Services for at least one (1) year after provision and in any case throughout the warranty period of each Repair Service. Upon request of ARI, Manufacturer will provide to applicable customers with copies of such test results and/or records, as requested by ARI. If required by Applicable Law, Manufacturer will permit customers to have its representatives present at any such testing. ARI will define and require Manufacturer’s adherence to quality standards similar to those applied to railcar repair and retrofit services performed by ARI or its subsidiaries.
(c) Components. To the extent that any shop-level materials are provided by a third-party supplier, such supplier shall be approved by ARI prior to use, which approval shall not be unreasonably withheld, conditioned, or delayed.
8. Non- Disclosure Covenant.

(a)	Acknowledgments by the Parties.
(1) Each of the Parties acknowledges that: (a) the covenants in this Section 8 are a condition to each Party entering into this Agreement; (b) during the Term and as a part of each Party's performance as contemplated hereunder, the Parties will be afforded access to Confidential Information; (c) unauthorized disclosure of such Confidential Information could have an adverse effect on the Parties and their respective businesses; and (d) the provisions of this Section 8 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.
(2) Each Party is permitted to disclose any Confidential Information as required by law; provided, however, that in any event that a Party or any of its representatives becomes legally compelled to disclose any such information, such Party shall provide the other Party with prompt written notice before such disclosure, to the extent legally permissible and feasible, sufficient to enable the Party whose information is so required to be disclosed to either seek a protective order, at its expense, or other appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 8 or both; provided, further, however, that no such notice will be required to be given by ARI to Manufacture with respect to any Confidential Information that is required to be disclosed pursuant to binding rules and regulations of the United States Securities and Exchange Commission.
(b) Agreements of the Parties. In consideration of the mutual covenants and agreements of the Parties contained in this Agreement, each of the Parties covenants as follows:
(1) During and following the Term, each Party receiving Confidential Information hereunder (in such capacity, the "Receiving Party") will hold in confidence the Confidential Information of the other Party hereto (in such capacity, the "Disclosing Party") and will not disclose it to any person except with the specific prior written consent of the Disclosing Party or except as required by law or as otherwise expressly permitted by the terms of this Agreement. The Receiving Party will not use the Confidential Information of the Disclosing Party, except during the Term in the course of performing the Receiving Party's duties under or as contemplated pursuant to, this Agreement. This confidentiality obligation shall apply to all Confidential Information whether in its original form or a derivative form, and to all Confidential Information whether received or observed by the Receiving Party prior to, on or after the commencement of the Term. The Parties agree that no warranties are made expressly or

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implicitly regarding accuracy or completeness of Confidential Information provided under this Agreement.
(2) None of the foregoing obligations and restrictions apply to any part of the Confidential Information that the Receiving Party demonstrates was or became generally available to the public other than as a result of a disclosure by the Receiving Party.
(3) During the Term, the Receiving Party will safeguard each tangible embodiment of the Confidential Information (whether in the form of a document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items")). The Parties recognize that, as between themselves, all of the Proprietary Items, whether or not developed by the Receiving Party, are the exclusive property of the Disclosing Party. Upon termination of this Agreement by either Party, or upon the request of the Disclosing Party during the Term, the Receiving Party will return to the Disclosing Party or destroy all of the Proprietary Items in the Receiving Party's possession or subject to the Receiving Party's control, and the Receiving Party shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.
(4) Any trade secrets of the Parties hereto will be entitled to all of the protections and benefits under The Missouri Uniform Trade Secrets Act (§§417.450 to 417.467 of the Missouri Revised Statutes, as amended) and any other Applicable Law. If any information that a Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Each Party hereby waives any requirement that the other Party submit proof of the economic value of any trade secret or post a bond or other security.
(5) Except as expressly provided in Section 4(a), no license or right is granted hereby to either Party, by implication or otherwise, with respect to or under any patent application, patent, claims of patent or proprietary rights of the other Party. Without limiting the generality of the foregoing and except as expressly set forth in this Agreement, neither Party shall have the right to use the other Party’s name, Intellectual Property or Confidential Information without such other Party’s prior written consent.
(6) The Parties recognize that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Parties and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing. Nothing contained herein shall require either party to submit a dispute to arbitration, or to agree to any such submission.
(7) Except as required by Applicable Law, neither party, without the prior written consent of the other, shall issue any press release or make any other public announcement or statement relating to ARI or containing any Confidential Information.
9. [Intentionally Omitted]

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10. Insurance. Manufacturer shall maintain, throughout the Term, the insurance policies described in this Section 10.
(a) Contractual Liability. All insurance shall include contractual liability insurance covering Manufacturer's obligations. Manufacturer shall have product liability insurance for third party claims.
(b) Types of Insurance. During the Term, Manufacturer shall maintain the following insurance:
(1) Commercial General Liability insurance coverage including products and completed operations, contractual liability, bodily injury and property damage. This coverage shall include a waiver of subrogation, and shall be the excess over any other valid and collectible insurance and written on an occurrence basis with limits (x) of [***] per occurrence and in the aggregate in excess of a [***] self-insured retention or (y) no less than those limits Manufacturer maintains as of the Agreement Date; and
(2) "All Risk" property damage insurance, including earthquake and flood coverage in an amount not less than 100% of the insurable value thereof. The coverage shall include a waiver of subrogation.
(c) General Requirements. All insurance coverage procured by Manufacturer shall be provided by insurance companies having policyholder ratings no lower than "A" and financial ratings not lower than "XII" in the Best's insurance Guide, latest edition in effect as of the date of this Agreement.
11.     Independent Contractors.
(a) Disclaimer of Intent to Become Partners. ARI and Manufacturer shall not by virtue of this Agreement be deemed partners or joint venturers, including by reason of Fees payable to ARI set forth in Section 3. It is expressly understood that each of the Parties is acting as an independent contractor.
(b) No Agency. Except as expressly contemplated by Section 3(d), nothing contained herein shall create an agency whereby either Party may bind the other Party. Without limiting the generality of the foregoing, neither Party shall (except as expressly contemplated by Section 3(d)), by virtue of this Agreement, have the right to (a) enter into contracts or commitments on behalf of or in the name of the other Party; (b) sign the other Party's name to any commercial paper, contract or other instrument; (c) contract any debt or enter into any agreement, either express or implied, binding the other Party to the payment of money; (d) receive or make payment for or on behalf of the other Party; or (e) make promises or representations on behalf of the other Party.
12. Delivery. Subject to Section 4(f) and (g), provision and sale of Repair Services shall be governed by and in accordance with Manufacturer’s terms and conditions.
13. Changes/Additions and Modifications. Any changes, additions or modifications to the Repair Services Specifications shall be subject to the prior written consent of Manufacturer and ARI. Any changes, additions or modifications to the Repair Services Specifications as aforesaid shall not adversely

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

affect railcars with respect to which Repair Services are being provided and/or equipment used or to be used in connection with Repair Services.
14. Indemnification.
(a) Indemnification by Manufacturer. Manufacturer will indemnify, defend and hold harmless ARI, ARI's Affiliates and their customers against all Damages, arising from (1) any breach of any representation, warranty or covenant of Manufacturer under this Agreement; or (2) any injury to persons or property arising from or related to or resulting from: (i) Repair Services and/or railcars with respect to which Repair Services were performed hereunder; or (ii) defects attributable to Materials procured pursuant Section 3(d) of this Agreement.
(b) Indemnification by ARI. ARI will indemnify, defend and hold harmless Manufacturer and Manufacturer's Affiliates against all Damages arising from (1) any breach of any representation, warranty or covenant of ARI under this Agreement; or (2) any injury to persons or property arising from or related to or resulting from Repair Services that results from: (i) defects in designs provided by ARI; or (ii) defects attributable to Materials supplied by ARI pursuant to Section 3(e) of this Agreement.
(c) Remedies Non-Exclusive. The remedies provided in this Section 14 shall be in addition to any other rights and remedies at law or equity.
15. Term and Termination.
(a) Effect. This Agreement will enter into force upon signature hereof by all
Parties and shall be effective as of the Agreement Date.
(b) Term. This Agreement shall terminate on December 31, 2020; provided, however, that this Agreement may be terminated by ARI upon six (6) months prior written notice. All representations and warranties of Parties under this Agreement relating to Repair Services will remain in effect at all times during which Manufacturer's warranties to its customer(s) with respect to Repair Services remain in effect.
(c) Immediate Termination.
(1) Any Party may terminate this Agreement immediately upon written notice to the other Party, without liability for said termination, if any of the following events occur: (1) the other Party files a voluntary petition in bankruptcy; (2) the other Party is adjudged bankrupt; (3) a court assumes jurisdiction of the assets of the other Party under a federal reorganization act; (4) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other Party; (5) the other Party becomes insolvent or suspends its business; or (6) the other Party makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.
(2) This Agreement shall immediately terminate upon a Change in Control of either Party.
(d) Termination upon Notice and Cure. Any Party may terminate this Agreement for a material breach or default of the Agreement by the other, provided that such termination may be made

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

only following the expiration of a thirty (30) day period during which the other Party has failed to cure such breach after having been given written notice of such breach.
(e) Effects of Termination. The following provisions of this Agreement shall survive termination as indicated:
(1) Sections 3, 4(a)(1), 5, 6, 7(b), 7(c), 10, 12, 13, and 16(b) shall survive only to the extent Repair Services are contracted for during the Term or pursuant to Repair Contracts.
(2) Section 7(a) shall survive only to the extent necessary for ARI to validate all payments of Profits.
(3) Sections 4(a)(2) through 4(a)(9), 4(f), 8, 14, 16(a), 16(j), and 16(k) shall survive indefinitely.
(4) Notwithstanding anything in the contrary contained in this Agreement, under no circumstances shall the License extend to any railcars serviced by Manufacturer for delivery after the Term or otherwise in breach of this Agreement.
16. Miscellaneous.
(a) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the Parties in the courts of the State of Missouri, County of St. Louis, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Missouri and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.
(b) Further Assurances. The Parties agree (1) to furnish upon request to each other such further information, (2) to execute and deliver to each other such other documents, and (3) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
(c) Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by Applicable Law, (1) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (2) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (3) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
(d) Entire Agreement and Modification. This Agreement is the entire Agreement between

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

the Parties with respect to the subject matter of this Agreement and may not be amended except by a written agreement executed by each of the Parties hereto. Notwithstanding the foregoing, nothing contained in this Agreement is intended to modify, supersede, replace or amend that certain Purchasing and Engineering Services Agreement and License entered into between ARI and Manufacture on January 7, 2013.
(e) Assignments, Successors, and No Third-party Rights. Neither Party may assign any of its rights under this Agreement without the prior consent of the other Party, which may be withheld in the consenting Party's sole discretion; provided, however, ARI may assign any of its rights and obligations under this Agreement to ARI Railcar Services LLC, its wholly-owned subsidiary, and upon any such assignment ARI shall be and be deemed to be released from any of its rights or obligations so assigned by ARI. Subject to the preceding sentences, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.
(f) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
(g) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
(h) Intentionally deleted.
(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
(j) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

If to ARI:	American Railcar Industries, Inc.	If to Manufacturer:	ACF Industries, LLC
	100 Clark Street		101 Clark Street
	St. Charles, MO 63301		St. Charles, MO 63301
	Attn: Chief Executive Officer		Attn: President
Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
(k) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.
[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date and year first written above.

AMERICAN RAILCAR INDUSTRIES, INC.

By:

Printed Name:

Title:

ACF INDUSTRIES, LLC

By:

Printed Name:
Title: ________________________

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Exhibit A -
- Profit Calculation
[***]

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

APPENDIX 1-DEFINITIONS

(1)"AAR" means the Association of American Railroads, or any successor organization.

(2)"Affiliate" with respect to any Party, an Affiliate means any Person that such Party directly or indirectly (a) holds 50% or more of the nominal value of the issued share capital; (b) has 50% or more of the voting power at general meetings; (c) has the power to appoint a majority of the directors; or (d) otherwise directs the activities of such Person; provided, however, that any such Person shall only be deemed to be an Affiliate as long as such relationship exists.

(3)     "Agreement" has the meaning set forth in the preamble of this Agreement.

(4)     "Agreement Date" has the meaning set forth in the preamble of this Agreement.

(5)     "Applicable Law" means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Governmental Authority.

(6)     "ARI" has the meaning set forth in the preamble to this Agreement.

(7)    “Change in Control” means a direct or indirect transfer of ownership in a Party, whether voluntary or by law, such that one or more transferees that did not immediately prior to such transfer control fifty percent (50%) or more of the Party’s voting rights directly or indirectly controls fifty percent (50%) or more of the Party’s voting rights after such transfer.

(7)     "Confidential Information" means any and all: (a) trade secrets concerning the business and affairs of a Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information) and any other information, however documented, that is a trade secret within the meaning of The Missouri Uniform Trade Secrets Act (§§417.450 to 417.467 of the Missouri Revised Statutes, as amended); and (b) information concerning the business and affairs of a Party (which includes historical financial statements, financial results and position, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training, techniques, and materials) however documented; and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for a Party containing or based, in whole or in part, on any information included in the foregoing. The term "Confidential Information" shall include the terms of this Agreement and the fact that the Parties have executed this Agreement.

(8)     "Copyrights" means all copyrights in both published works and unpublished works.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(9)    "Court Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority or by any arbitrator.

(10)    "Damages" means any actual and direct loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim.

(11)    "Disclosing Party" has the meaning set forth in Section 8(b)(1) of this Agreement.

(12)    [Intentionally Omitted]

(13)    "Fees" has the meaning set forth in Section 3(f)(1) of this Agreement.

(14)    "Governmental Authority" means any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental body of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; (f) any regulatory or self-regulatory authority compliance with which is required by Law; or (g) an official of any of the foregoing.

(15)    "Intellectual Property" includes: Trademarks; Patents; and Copyrights.

(16)    [Intentionally Omitted]

(17)     “Manufacturer" has the meaning set forth in the preamble to this Agreement.

(18)     “Materials" has the meaning set forth in Section 3(a) of this Agreement.

(19)     "Party" has the meaning set forth in the preamble of this Agreement.

(20)     "Patents" means all patents, patent applications, and inventions and discoveries that may be patentable.

(21)     "Permits" means any approvals, consents, licenses, permits, certificates, orders, authorizations and approvals from any Person or Governmental Authority.

(22)     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

(23)    "Plant" has the meaning set forth in the recitals of this Agreement.

(24)     "Proceeding" means any action, arbitration, audit, hearing, charge, compliant, investigation, litigation, petition, or suit (whether civil, criminal, administrative, investigative,

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

(25)     "Repair Services" has the meaning set forth in the recitals of this Agreement.

(26)    "Repair Services Specifications" means the specifications for Repair Services, which specifications shall be provided to Manufacturer by ARI.

(27)     "Profit" has the meaning set forth in Section 3(f)(1) of this Agreement.

(28)     "Proprietary Items" has the meaning set forth in Section 8(b)(3) of this Agreement.

(29)     [Intentionally Omitted]

(30)     "Receiving Party" has the meaning set forth in Section 8(b)(1) of this Agreement.

(31)    [Intentionally Omitted]

(32)     "Term" means the period of time from the Agreement Date until this Agreement is terminated in accordance with the terms of Section 15.

(33)     "Trademarks” means any names or marks, including all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications.

(34)    [Intentionally Omitted]